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                                                 EXHIBIT 3.3

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE


                             --------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TELE-COMMUNICATIONS, INC.", CHANGING ITS NAME FROM "TELE-COMMUNICATIONS, INC." TO "TCI COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1994, AT 4:17 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



             [OFFICE OF THE         /s/  EDWARD J. FREEL
           SECRETARY OF STATE     --------------------------
                 SEAL]                   Edward J. Freel,
                                        Secretary of State


                                  AUTHENTICATION:  7202380
                                            DATE:  08-04-94


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                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          TELE-COMMUNICATIONS, INC.


     TELE-COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          (1) The name of the corporation is Tele-Communications, Inc. The original Certificate of Incorporation of the Corporation was filed on August 20, 1968. The name under which the Corporation was originally incorporated is American Tele-Communications, Inc. The Certificate of Incorporation of the Corporation was heretofore restated and a Restated Certificate of Incorporation was filed on July 19, 1979.

          (2) This Restated Certificate of Incorporation further amends and restates the Certificate of Incorporation of the Corporation.

         (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation as heretofore amended is hereby restated to read in its entirety as follows:

    FIRST. The name of the corporation is TCI Communications, Inc. (the "Corporation").


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     SECOND. The address of the Corporation's registered office in the State of
Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). Said shares of Common Stock shall be divided into the following classes: 905,553 shares of Common Stock shall be designated as Class A Common Stock with a par value of $1.00 per share ("Class A Common Stock"); and 94,447 shares of Common Stock shall be designated as Class B Common Stock with a par value of $1.00 per share ("Class B Common Stock").

     Upon this Restated Certificate of Incorporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"):

     (i) each 500.3735 shares of Class A Common Stock ("Old Class A Common Stock") issued and outstanding immediately prior to the Effective Time shall be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock ("New Class A Common Stock"). Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Class A Common Stock which is not evenly divisible by 500.3735 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Class A Common Stock an amount in cash





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equal to the product obtained by multiplying the market price of a share of Old
Class A Common Stock immediately prior to the Effective Time by the number of shares of Old Class A Common Stock held by such stockholder which is not evenly divisible by 500.3735. Each certificate that theretofore represented shares of Old Class A Common Stock shall thereafter represent the number of shares of New Class A Common Stock into which the shares of Old Class A Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Class A Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Class A Common Stock to which such person is entitled; and

     (ii) upon this Restated Certificate of Incorporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each 500.3735 shares of Class B Common Stock ("Old Class B Common Stock") issued and outstanding immediately prior to the Effective Time shall be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Class B Common Stock ("New class B Common Stock"). Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Class B Common Stock which is not evenly divisible by 500.3735 shall, with respect to such fractional interest, be entitled to receive from the Corporation in lieu of fractions of shares of New Class B Common Stock an amount in cash equal to the product obtained by multiplying the market price of a share of Old Class B Common Stock immediately prior to the Effective Time by the number of shares of Old Class B Common Stock held by such stockholder which is not evenly divisible by 500.3735. Each certificate that



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theretofore represented shares of Old Class B Common Stock shall thereafter represent the number of New Class B Common Stock into which the shares of Old Class B Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Class B Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Class B Common Stock to which such person is entitled.

     Each share of the Class A Common Stock and each share of the Class B Common Stock of the Corporation shall, except as otherwise provided in this Paragraph FOURTH, be identical in all respects and shall have equal rights and privileges.

     1. Voting Rights.

     Holders of Class A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Class B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware, the holders of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Class A Common Stock or of Class B Common Stock or decrease the number of authorized shares of any such class of stock (but not below the number of shares thereof then outstanding)), and no separate vote or




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consent of the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock shall be required for the approval of any such matter.

     2. Conversion Rights.

        Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A





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Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall remain treasury shares to be disposed of by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.


        3. Dividends. Subject to subparagraph 4 of this Paragraph FOURTH, whenever a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class A Common Stock. Subject to subparagraph 4 of this Paragraph FOURTH, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

        4. Share Distributions. If at any time a distribution on the Class A Common Stock or Class B Common Stock is to be paid in Class A Common Stock, Class B Common Stock or any other securities of the Corporation (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

                (a) a share distribution consisting of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or to holders of Class A Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B Common Stock consisting of shares of Class B Common Stock on an equal per share basis;




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     (b) a share distribution consisting of Class B Common Stock to holders of
Class B Common Stock and Class A Common Stock, on an equal per share basis; or to holders of Class B Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis; and

     (c) a share distribution consisting of any other class of securities of the Corporation other than Common Stock, to the holders of Class A Common Stock and the holders of Class B Common Stock on an equal per share basis.

     The Corportion shall not reclassify, subdivide or combine one class of its Common Stock without reclassifying, subdividing or combining the other class of Common Stock, on an equal per share basis.

     5. Liquidtion and Mergers. The holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 5.

     FIFTH. Elections of directors need not be by written ballot, excpet and to the extent provided in the bylaws of the Corporation.




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     SIXTH: The board of directors of the Corporation is authorized to adopt, amend, or repeal the bylaws of the Corporation except as and to the extent provided in the bylaws.

     SEVENTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article SEVENTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.




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        EIGHTH. No director of the Corporation shall be liable to the
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

        NINTH. Whenever a compromise or arrangement is porposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been


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made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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     IN WITNESS WHEREOF, said TELE-COMMUNICATIONS, INC. has caused this certificate to be signed by its president or executive vice president this 4th day of August, 1994.




                                     TELE-COMMUNICATIONS, INC.


                                     By:  /s/  FRED PIERRA
                                        Title: Executive Vice President




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